EXHIBIT 11.0


                            DIGITAL BIOMETRICS, INC.
                   STATEMENT RE: COMPUTATION OF LOSS PER SHARE

The per share computations are based on the weighted average number of common shares outstanding during the periods.

                                                                       Three Months Ended
                                                                          December 31,
                                                                -------------------------------
                                                                     1997              1996
                                                                -------------     -------------
Shares outstanding at beginning of period                          12,361,038        10,777,288

Shares issued under retirement plan                                    55,963            41,798

Shares issued from debenture and related interest conversion             --              97,399
                                                                -------------     -------------
Shares outstanding at end of period                                12,417,001        10,916,485
                                                                =============     =============
Weighted average shares outstanding (A)                            12,361,646        10,862,607
                                                                =============     =============

Net loss                                                        $  (1,324,000)    $  (1,092,630)
                                                                =============     =============

Basic loss per common share                                     $       (0.11)    $       (0.10)
                                                                =============     =============

(A) Stock options and other common share equivalents are not included in the calculation of the net loss per common share for the three-month periods ended December 31, 1997 and 1996 as their effect is antidilutive.